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                                                                     EXHIBIT 3.i


                          CERTIFICATE OF INCORPORATION

                                       OF

                         AIRTOUCH COMMUNICATIONS, INC.


               FIRST:  The name of the corporation is:

                             AirTouch Communications, Inc.

               SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

               FOURTH: The name and mailing address of the incorporator are as follows:

                        Kristina Veaco
                        425 Market Street
                        San Francisco, CA 94105

               FIFTH:

       A. The corporation is authorized to issue two classes of capital stock, to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the corporation is authorized to issue is 1,150,000,000, of which 50,000,000 shall be Preferred Stock and 1,100,000,000 shall be Common Stock. Both the Preferred Stock and Common Stock shall have a par value of $.01 per share.

       B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the Preferred Stock in one or more series, and to fix the designation and number of shares and to determine or alter for each





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such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such stock and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding, plus the number of shares of such series issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation) the number of shares of any series. If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               SIXTH:

       A. The authorized number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors.

       B. The Board of Directors, other than those directors, elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FIFTH of this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1995, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1996, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1997. At each succeeding annual meeting of stockholders, a number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

       C. Except as otherwise provided for or fixed pursuant to the provisions of Article FIFTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a





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majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

       D. The names and mailing addresses of the persons who are to serve as the directors of the corporation until the first annual meeting of stockholders, or until their successors are elected and qualify, are as follows:

               Carol A. Bartz
               2320 Marinship Way
               Sausalito, CA 94965

               C. Lee Cox
               425 Market Street
               San Francisco, CA 94105

               Donald G. Fisher
               One Harrison Street
               San Francisco, CA 94105

               Sam Ginn
               425 Market Street
               San Francisco, CA 94105

               James R. Harvey
               600 Montgomery Street
               San Francisco, CA 94111

               Paul Hazen
               420 Montgomery Street
               San Francisco, CA 94163

               Arthur Rock
               One Maritime Plaza, Suite 1220
               San Francisco, CA 94111





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               Charles R. Schwab
               101 Montgomery Street
               San Francisco, CA 94104

               George P. Shultz
               The Hoover Institution
               Stanford, CA 94305

               SEVENTH: No stockholder may cumulate votes in the election of directors.

               EIGHTH:

       A. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

       B. The right to indemnification conferred by this Article EIGHTH shall be presumed to have been relied by the Indemnitee and shall be enforceable as a contract right. The corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interest, obtain letters of credit or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this Article EIGHTH or in any such contract.

       C. Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this Article EIGHTH and the corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of applicable law.





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       D.      Any repeal or modification of the foregoing provisions of this
Article EIGHTH shall not adversely affect any right or protection of any Indemnitee existing at the time of such repeal or modification.

               NINTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

               TENTH: Any action required or permitted to be taken by stockholders of the corporation must be taken at a duly called annual or special meeting of stockholders of the corporation, and no action may be taken by the written consent of the stockholders.

               ELEVENTH: Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of stock of the corporation shall always be subject to redemption by the corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to applicable law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any of its subsidiaries to conduct any portion of the business of the corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

               (a) the redemption price of the shares to be redeemed pursuant to this Article ELEVENTH shall be equal to the Fair Market Value of such shares;

               (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

               (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

               (d) at least 30 days' advance written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed





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       (unless waived in writing by any such holder), provided that the
       Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

               (e) from and after the Redemption Date, any and all rights of the holders of shares selected for redemption (including without limitation any rights to vote or receive dividends), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption.

For purposes of this Article ELEVENTH:

               (i) "Disqualified Holder" shall mean any person whose holding of shares of stock of the corporation, either individually or when taken together with the holding of shares of stock of the corporation by any other persons, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the corporation or any of its subsidiaries to conduct any portion of the business of the corporation or any of its subsidiaries.

               (ii) "Fair Market Value" of a share of the corporation's stock of any class or series shall mean the average of the Closing Prices for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Paragraph (d) of this Article ELEVENTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.





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               (iii)    "Redemption Date" shall mean the date fixed by the
       Board of Directors for the redemption of any shares of stock of the corporation pursuant to this Article ELEVENTH.

               (iv) "Redemption Securities" shall mean any debt or equity securities of the corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (d) of this Article ELEVENTH, at least equal to the price required to be paid pursuant to Paragraph (a) of this Article ELEVENTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

               TWELFTH: The Board of Directors is expressly authorized to make, amend or repeal the by-laws of the corporation, without any action on the part of the stockholders, solely by the affirmative vote of at least 66-2/3% of the directors of the corporation then in office. In addition to any other vote required by law, the by-laws may be amended or repealed by the stockholders by the affirmative vote of the holders of shares representing at least 66-2/3% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote.

               THIRTEENTH: In addition to any other vote required by law, the amendment or repeal of Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and THIRTEENTH shall require the approval of the holders of shares representing at least 66- 2/3% of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote.





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       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of September, 1994.




                                 Kristina Veaco
                                 --------------
                                 Incorporator





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